UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2010

THE PANTRY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25813	56-1574463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Gregson Drive Cary, North Carolina	27511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 774-6700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 1, 2010, The Pantry, Inc. (the “Company”) entered into a Marketer Franchise Agreement with Citgo Petroleum Corporation (“Citgo”), including an Addendum to Marketer Franchise Agreement (collectively, the “Marketer Franchise Agreement”).  The Marketer Franchise Agreement amends and restates the Distributor Franchise Agreement between the Company and Citgo dated August 2000, as amended to date.  On September 1, 2010, the Company and Citgo also entered into a Transitional Addendum to Marketer Franchise Agreement (the “Transitional Addendum”).  The effective date of the Marketer Franchise Agreement and the Transitional Addendum is September 1, 2010.

A summary of the Marketer Franchise Agreement and Transitional Addendum are included below.  The summaries are not meant to be complete and are qualified in their entirety by reference to the agreements themselves, copies of which the Company intends to file as exhibits to its Annual Report on Form 10-K for the fiscal year ending September 30, 2010.

Marketer Franchise Agreement

The Marketer Franchise Agreement provides for Citgo to supply, and the Company to purchase, certain minimum amounts of gasoline, including branded and unbranded gasoline, and diesel for the Company’s specified convenience store locations.  If the Company fails to purchase its annual minimum contract volume, Citgo may charge the Company a shortfall penalty.  The price at which the Company is required to purchase gasoline and diesel is specified in the Marketer Franchise Agreement and is based on Citgo’s net rack price per gallon, less specified rebates for which the Company may be eligible based upon its volume of monthly (and quarterly) gasoline and diesel purchases. Additionally, the Marketer Franchise Agreement provides the Company with the right to use certain of Citgo’s intellectual property marks in connection with the advertising, distribution and resale of Citgo branded gasoline and diesel at the Company’s convenience stores that will feature Citgo branding.  The Marketer Franchise Agreement contains indemnity, insurance, payment (including a prompt payment discount) and delivery provisions typical of fuel supply agreements.  The term of the Marketer Franchise Agreement expires on August 31, 2013, subject to automatic three-year renewal periods if not validly terminated.

Transitional Addendum

The Transitional Addendum governs the provision of branded and unbranded gasoline and diesel to certain of the Company’s convenience stores as those stores transition away from Citgo branding. The price at which the Company is required to purchase gasoline and diesel is specified in the Transitional Addendum and is based on Citgo’s net rack price per gallon, less specified rebates for which the Company may be eligible based upon its volume of monthly (and quarterly) gasoline and diesel purchases.  The Transitional Addendum also contains payment provisions (including a prompt payment discount) typical of fuel supply agreements.  The term of the Transitional Addendum expires on March 31, 2011, and either party can terminate it earlier upon 30 days’ notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PANTRY, INC.

	By:	/s/ Frank G. Paci
Frank G. Paci Executive Vice President, Chief Financial Officer and Secretary

Date: September 7, 2010